Investor Relations: Todd Taylor	Media Relations: Timothy G. Weir, APR
Email: ttaylor@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5105	Phone: (812) 962-5128
FOR IMMEDIATE RELEASE

Accuride Reports Strong Fourth Quarter and Fiscal Year 2014 Results
	Fourth Quarter 2014 results from continuing operations included:
o	Net sales of $172.8 million, up 19.4 percent year-over-year
o	Net loss of $0.10 per share
o	Adjusted EBITDA of $15.6 million, up 59.2 percent year-over-year
	Full year 2014 results from continuing operations included:
o	Net sales of $705.2 million, up 9.7 percent year-over-year
o	Net loss of $0.04 per share
o	Adjusted EBITDA of $78.0 million, up 66.0 percent year-over-year
	Company generates positive free cash flow for first time since 2007
	Strong core market conditions and expected share gains support Company's projected 2015 growth and profitability improvement

EVANSVILLE, Ind. – March 3, 2015 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported strong financial results for the fourth quarter and fiscal year ended December 31, 2014.  The results demonstrate the power of Accuride's "Fix & Grow" investments to deliver world-class operating metrics, reduce fixed costs and support ongoing margin improvement.

Fourth Quarter 2014 Results
Fourth quarter 2014 net sales from continuing operations were $172.8 million, compared with $144.7 million in the same period in 2013, an increase of 19.4 percent, primarily reflecting the impact of stronger industry conditions in the Company's Wheels and Brillion segments during the quarter.  Accuride's operating income was $3.7 million for the quarter, as compared to an operating loss of $1.7 million in the fourth quarter of 2013.  The Company reported a net loss of $5.1 million, or $0.10 per share, during the quarter, compared to net income of $1.9 million, or $0.04 per share, in 2013.  Fourth quarter Adjusted EBITDA increased by 59.2 percent year-over-year to $15.6 million, or 9.1 percent of net sales, compared to $9.8 million, or 6.8 percent of net sales, in the same quarter of 2013.  As of December 31, 2014, Accuride had $29.8 million of cash plus $40.5 million in availability under its ABL Credit Facility for total liquidity of $70.3 million.

Fiscal Year 2014 Results
Net sales from continuing operations for the fiscal year ended December 31, 2014 were $705.2 million, compared with $642.9 million in the prior year, an increase of 9.7 percent.  The net sales increase was primarily due to higher vehicle production by North American commercial vehicle manufacturers and strengthening in certain industrial end-markets Brillion serves.  Accuride reported a loss per share of $0.04 for the year ended December 31, 2014.  Adjusted EBITDA from continuing operations for fiscal-year 2014 was $78.0 million, or 11.1 percent of net sales, compared to $47.0 million, or 7.3 percent of net sales, in the prior year.

Industry Conditions
In the fourth quarter, North American truck and trailer production continued to increase at a double-digit pace, as expected.  Class 8, Class 5-7 and trailer production grew by 27 percent, 13 percent and 25 percent, respectively, compared to 2013.  Class 8 net orders remained strong as lower fuel prices and higher profitability enabled fleets to replace aging equipment and expand their operations.  Class 8 net orders were up 66 percent for all of 2014.  This order strength is expected to translate into increased OEM production levels over the next several quarters, with full-year Class 8 production projected to 13 percent higher than 2014 levels.  Trailer segment net orders in the fourth quarter ranked among the top 10 order months in history.  As a result, trailer builds are expected to grow by approximately 10 percent over 2014 levels.  Driven by the expanding U.S. economy, fourth-quarter Medium-duty segment orders increased by 20 percent year-over-year and full-year production is projected to be up 3 percent over 2014 levels.  Fleets are generally optimistic about current conditions within the trucking industry.  Freight tonnage is forecasted to steadily increase throughout the next several years, which will continue to drive increased demand for trucks and trailers going forward.  Brillion's end market continued to show improvements with revenue up 48 percent in fourth quarter compared to the previous year.  Certain Brillion end markets are projected to continue their recovery in 2015, with revenue expected to be up 5 percent to 10 percent compared to 2014.

Fourth Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $102.1 million, up $18.1 million, or 21.5 percent, from the same period in 2013, primarily due to stronger OEM demand and market share gains in the aftermarket.  Wheels' Adjusted EBITDA was $17.6 million, an increase of $2.9 million, or 19.7 percent, from the fourth quarter of 2013.  Wheels flexed its available aluminum wheel capacity to meet rising customer demand.

Gunite
Gunite segment net sales of $36.6 million were down $1.0 million, or 2.7 percent, from the fourth quarter of 2013, attributable primarily to slightly lower aftermarket demand for brake drums.  Despite the decrease, Gunite's Adjusted EBITDA improved to $3.5 million, from $2.7 million in the fourth quarter of 2013.  The gain reflects continued operational improvement resulting from the Company's "Fix & Grow" investments in the business since 2011.  For 2014, Gunite's Adjusted EBITDA as a percentage of net sales was 12.6 percent, reaching its highest level since 2006 and exceeding the Company's previous expectations.

Brillion Iron Works
Brillion Iron Works' fourth quarter net sales were $34.1 million, up $11.0 million, or 47.6 percent, from the fourth quarter of 2013 on higher customer volumes.  Brillion's Adjusted EBITDA was $2.3 million, an increase of $2.8 million, from the fourth quarter of 2013.   The Company currently expects Brillion to achieve top-line growth of 5 percent to 10 percent in 2015, as demand continues to improve in several of its primary end markets.

Liquidity and Debt
As of December 31, 2014, total debt was $323.2 million, consisting of $306.2 million of our outstanding 9.5% senior secured notes, net of discount, and a $17.0 million draw on our ABL Credit Facility, which is a reduction of $8 million from the previous quarter.  As of December 31, 2014, Accuride had $29.8 million of cash plus $40.5 million in availability under its ABL Credit Facility, for total liquidity of $70.3 million.

Business and Market Outlook
"We are pleased with the strong fourth-quarter and full year results Accuride delivered in 2014, and expect 2015 to be an even better year for us," said Rick Dauch, Accuride President and CEO.  "As favorable freight volumes and fuel prices have enabled many fleets to expand their operations, truck and trailer production levels have climbed to the best we've seen in a decade.  Accuride has sufficient, capable capacity in place to meet and sustain this demand, grow our share and respond quickly when volumes increase.  Our ability to manage rising demand for our high-quality aluminum wheels demonstrates this, confirming our decision to invest $55 million to double our aluminum capacity in the past three years.  As we drive these higher volumes across our more efficient assets, Accuride's focus in 2015 is on converting higher revenues into even stronger bottom-line performance."

2015 Financial Guidance
As previously announced, Accuride management expects the Company's 2015 net sales to be in the range of $725 million to $775 million, and Adjusted EBITDA to be in the range of $85 million to $95 million.  The midpoints of the Company's revenue and Adjusted EBITDA ranges represent increases of 6 percent and 15 percent, respectively, over Accuride's 2014 results.  The Company has based its 2015 guidance on the following projections for the North American commercial vehicle industry:  Class 8 production in the range of 310,000 to 330,000 units, Class 5-7 production in the range of 220,000 to 225,000 units and Trailer segment production in the range of 280,000 to 300,000 units.  In addition, management expects net sales for the Brillion business unit to be up 5 percent to 10 percent versus 2014, as demand continues to improve in several of its primary end markets.

Earnings Conference Call Information
Accuride will host a conference call to discuss the financial and operational results of its Fourth Quarter and Full-Year Fiscal 2014 on Tuesday, March 3, 2015, beginning at 9:00 a.m. CST.  Analysts and investors may participate on the conference call by dialing (800) 708-4539 in the United States, or (847) 619-6396 internationally, and using participant code 39017653.  A live webcast of the conference call can be accessed via the Investors section of the company's website – www.AccurideCorp.com/investors.  A replay will be available from March 3, 2015, at 11:30 a.m. CST until 11:59 p.m. CST, March 10, 2015, by calling (888) 843-7419 in the United States, or (630) 652-3042 internationally, using access code 39017653.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company's products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company's products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite®, and BrillionTM. Accuride's common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company's website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride's expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride's business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride's Securities and Exchange Commission filings, including those described in Item 1A of Accuride's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Any forward-looking statement reflects only Accuride's belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

Three Months Operating Results
(UNAUDITED)

	Three Months Ended December 31,
(Dollars in thousands)	2014		2013

Net sales:
Wheels	$102,088	59.1%	$84,006	58.1%
Gunite	36,629	21.2%	37,634	26.0%
Brillion Iron Works	34,095	19.7%	23,051	15.9%
Total net sales	$172,812	100.0%	$144,691	100.0%

Gross Profit	$14,121	8.2%	$8,702	6.0%

Income (Loss) from Operations:
Wheels	$8,377	8.2%	$5,416	6.4%
Gunite	2,040	5.6%	1,203	3.2%
Brillion Iron Works	1,079	3.2%	(1,699)	(7.4)%
Corporate / Other	(7,775)	—	(6,589)	—
Consolidated Total	$3,721	2.2%	$(1,669)	(1.2)%

Net Income (Loss)	$(5,128)	(3.0)%	$1,611	1.1%

Adjusted EBITDA:
Wheels	$17,564	17.2%	$14,733	17.5%
Gunite	3,518	9.6%	2,745	7.3%
Brillion Iron Works	2,257	6.6%	(549)	(2.4)%
Corporate / Other	(7,693)	—	(7,103)	—
Continuing Operations	$15,646	9.1%	$9,826	6.8%

Brillion Farm	—	—	(50)	—
Imperial Group	—	—	(150)	—%
Consolidated Total	$15,646	9.1%	$9,626	6.7%

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Fiscal Year Operating Results
(UNAUDITED)

	Year Ended December 31,
(Dollars in thousands)	2014		2013

Net sales:
Wheels	$402,146	57.0%	$364,614	56.7%
Gunite	171,263	24.3%	168,988	26.3%
Brillion Iron Works	131,769	18.7%	109,281	17.0%
Total net sales	$705,178	100.0%	$642,883	100.0%

Gross Profit	$73,478	10.4%	$43,956	6.8%

Income (Loss) from Operations:
Wheels	$41,823	10.4%	$30,883	8.5%
Gunite	16,710	9.8%	2,599	1.5%
Brillion Iron Works	4,523	3.4%	1,027	0.9%
Corporate / Other	(30,418)	—	(35,741)	—
Consolidated Total	$32,638	4.6%	$(1,232)	(0.2)%

Net Income (Loss)	$(2,307)	(0.3)%	$(38,313)	(6.0)%

Adjusted EBITDA:
Wheels	$78,665	19.6%	$68,487	18.8%
Gunite	21,536	12.6%	8,230	4.9%
Brillion Iron Works	9,072	6.9%	5,885	5.4%
Corporate / Other	(31,279)	—	(35,559)	—
Continuing Operations	$77,994	11.1%	$47,043	7.3%

Brillion Farm	—	—	(137)	—
Imperial Group	—	—	(869)	(1.2)%
Consolidated Total	$77,994	11.1%	$46,037	6.4%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands except per share data)	2014	2013	2014	2013

NET SALES	$172,812	$144,691	$705,178	$642,883
COST OF GOODS SOLD	158,691	135,989	631,700	598,927
GROSS PROFIT	14,121	8,702	73,478	43,956
OPERATING EXPENSES:
Selling, general and administrative	10,400	10,371	40,840	45,188
INCOME (LOSS) FROM OPERATIONS	3,721	(1,669)	32,638	(1,232)
OTHER INCOME (EXPENSE):
Interest expense, net	(8,362)	(8,465)	(33,713)	(35,027)
Other income (loss), net	(2,002)	(570)	(3,506)	(320)
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(6,643)	(10,704)	(4,581)	(36,579)
INCOME TAX BENEFIT	(1,560)	(12,622)	(2,527)	(10,244)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,083)	1,918	(2,054)	(26,335)
DISCONTINUED OPERATIONS, NET OF TAX	(45)	(307)	(253)	(11,978)
NET INCOME (LOSS)	$(5,128)	$1,611	$(2,307)	$(38,313)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Defined benefit plans	(31,871)	30,941	(30,926)	33,122
COMPREHENSIVE INCOME (LOSS)	$(36,999)	$32,552	$(33,233)	$(5,191)
Weighted average common shares outstanding—basic	47,749	47,588	47,708	47,548
Basic income (loss) per share-continuing operations	(0.10)	0.04	(0.04)	(0.56)
Basic loss per share-discontinued operations	—	(0.01)	(0.01)	(0.25)
Basic income (loss) per share	$(0.10)	$0.03	$(0.05)	$(0.81)
Weighted average common shares outstanding—diluted	47,749	47,950	47,708	47,548
Diluted income (loss) per share-continuing operations	(0.10)	0.04	(0.04)	(0.56)
Diluted loss per share-discontinued operations	—	(0.01)	(0.01)	(0.25)
Diluted income (loss) per share	$(0.10)	$0.03	$(0.05)	$(0.81)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,
(In thousands)	2014	2013

Net income (loss)	$(5,128)	$1,611
Income tax benefit	(1,560)	(12,622)
Interest expense, net	8,362	8,465
Depreciation and amortization	10,869	10,790
Restructuring, severance and other charges[1]	442	253
Other items related to our credit agreement[2]	2,661	1,129
Adjusted EBITDA	$15,646	$9,626

Note:
1)
For the three months ended December 31, 2014, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.4 million in costs associated with restructuring items. For the three months ended December 31, 2013, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.3 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the three months ended December 31, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $2.7 million. For the three months ended December 31, 2013, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.1 million.

	Year Ended December 31,
(In thousands)	2014	2013

Net income (loss)	$(2,307)	$(38,313)
Income tax benefit	(2,527)	(10,244)
Interest expense, net	33,713	35,027
Depreciation and amortization	41,873	44,329
Restructuring, severance and other charges[1]	1,069	11,550
Other items related to our credit agreement[2]	6,173	3,688
Adjusted EBITDA	$77,994	$46,037

Note:

1)
For the Year Ended December 31, 2014, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $1.1 million in costs associated with restructuring items. For the Year Ended December 31, 2013, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $11.6 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the Year Ended December 31, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $6.2 million. For the Year Ended December 31, 2013, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $3.7 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended December 31, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$8,377	$7,987	$1,200	$17,564
Gunite	2,040	1,228	250	3,518
Brillion Iron Works	1,079	1,148	30	2,257
Corporate / Other	(7,775)	495	(413)	(7,693)
Continuing Operations	$3,721	$10,858	$1,067	$15,646

Imperial Group	(11)	11	—	—
Consolidated Total	$3,710	$10,869	$1,067	$15,646

	Three Months Ended December 31, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$5,416	$7,892	$1,425	$14,733
Gunite	1,203	1,288	254	2,745
Brillion Iron Works	(1,699)	1,119	31	(549)
Corporate / Other	(6,589)	482	(996)	(7,103)
Continuing Operations	$(1,669)	$10,781	$714	$9,826

Brillion Farm	(50)	—	—	(50)
Imperial Group	(159)	9	—	(150)
Consolidated Total	$(1,878)	$10,790	$714	$9,626

	Year Ended December 31, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$41,823	$31,695	$5,147	$78,665
Gunite	16,710	3,826	1,000	21,536
Brillion Iron Works	4,523	4,429	120	9,072
Corporate / Other	(30,418)	1,881	(2,742)	(31,279)
Continuing Operations	$32,638	$41,831	$3,525	$77,994

Imperial Group	(42)	42	—	—
Consolidated Total	$32,596	$41,873	$3,525	$77,994

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	Year Ended December 31, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$30,883	$31,700	$5,904	$68,487
Gunite	2,599	4,709	922	8,230
Brillion Iron Works	1,027	4,400	458	5,885
Corporate / Other	(35,741)	2,631	(2,449)	(35,559)
Continuing Operations	$(1,232)	$43,440	$4,835	$47,043

Brillion Farm	(137)	—	—	(137)
Imperial Group	(1,758)	889	—	(869)
Consolidated Total	$(3,127)	$44,329	$4,835	$46,037

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service. Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States ("GAAP"). We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
(In thousands)	2014	2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,773	$33,426
Customer and other receivables	63,570	59,520
Inventories	43,065	39,329
Other current assets	13,472	16,993
Total current assets	149,880	149,268
PROPERTY, PLANT AND EQUIPMENT, net	212,183	219,624
OTHER ASSETS:
Goodwill and other assets	236,359	242,885
TOTAL	$598,422	$611,777
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$56,452	$47,527
Other current liabilities	40,619	42,472
Total current liabilities	97,071	89,999
LONG-TERM DEBT	323,234	330,183
OTHER LIABILITIES	147,314	129,711
STOCKHOLDERS' EQUITY:
Total stockholders' equity	30,803	61,884
TOTAL	$598,422	$611,777

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